EXHIBIT 3.20

                                     BYLAWS

                                       OF

                                    BICO, INC


                  INCORPORATED UNDER THE LAWS OF PENNSYLVANIA)


                           ARTICLE I - IDENTIFICATION

SECTION 1. PRINCIPAL OFFICE. The principal office of the Company shall be at such place within or outside of the Commonwealth of Pennsylvania as the Board of Directors shall by resolution from time to time designate.

SECTION 2. SEAL. The Company shall have a corporate seal in such form as the Board of Directors shall by resolution from time to time prescribe.

SECTION 3. FISCAL YEAR. The fiscal year shall end on the last day of December of each year and begin on the following day.

                       ARTICLE II - SHAREHOLDERS' MEETING

SECTION 1. PLACE OF MEETINGS. Meetings of the shareholders of the Company shall be held at the principal office of the Company or at such other place within or without the Commonwealth of Pennsylvania as may be fixed by the Board of Directors.

SECTION 2. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the second Wednesday in September each year at two o'clock p.m., or on such other day or at such other time as may be fixed by the Board of Directors. The shareholders at the annual meeting shall: (i) elect a Board of Directors; and
(ii) transact such other business as may properly be brought before such meeting.

SECTION 3. CHAIRMAN OF MEETING. All meetings of shareholders shall be called to order and presided over by the Chairman of the Board or in his absence, by the President, or in the absence of both, by the person designated in writing by the Chairman or President.

SECTION 4. DETERMINATION OF RECORD DATES. The Board of Directors shall fix a time, not less than ten or more than seventy days, prior to the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote on such meeting.

SECTION 5. NOTICE TO SHAREHOLDERS. Written notice of every meeting of the shareholders shall be given by, or at the direction of, the person or persons authorized to call the meeting, to each shareholder of record entitled to vote at the meeting: (i) at least thirty days prior to the date fixed for the annual meeting; (ii) at least ten days prior to the date fixed for any special meeting, unless, in either case, a greater period of notice is required by law to be given in advance of such particular meeting. Written notice shall be deemed to

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be sufficient if given to the shareholder personally, or by sending a copy thereof through the mail to his address appearing on the books of the Company, or supplied by him to the Company for the purpose of notice. The notice required by this By-Law shall specify the place, date and hour of the meeting, and in case of a special meeting, the general nature of the business to be transacted.

SECTION 6. NOMINATIONS AND BUSINESS AT MEETINGS. At any annual meeting of shareholders, only persons who are nominated or business that is proposed in accordance with the procedures set forth in this Section 6 shall be eligible for election as Directors or considered for action by shareholders. Nominations of persons for election to the Board of Directors of the Company may be made or business proposed at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote at the meeting who complies with the notice and other procedures set forth in this
Section 6. Such nominations or business proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company and such proposals must, under applicable law, be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal office of the Company not less than 120 days nor more than 210 days in advance of the date which is the anniversary of the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting or if the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than 90 days before the date of the applicable annual meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

Such shareholder's notice shall set forth (i) as to each person who such shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such person on whose behalf such proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such shareholder and beneficial owner, if any, (b) the class and number of shares of the Company which are beneficially owned, (c) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) with respect to any such nomination(s) or proposal(s) and (d) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate

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the person(s) named, or move the proposal identified, in its notice. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election as a Director of the Company and no business shall be conducted at the annual meeting of shareholders, other than those made by or at the direction of the Board of Directors, unless nominated or proposed in accordance with the procedures set forth in this Section 6. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the provisions this
Section 6 and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded.

                             ARTICLE III - DIRECTORS

SECTION 1. GENERAL POWERS OF BOARD OF DIRECTORS. The business and affairs of the Company shall be managed by its Board of Directors which is hereby authorized and empowered to exercise all corporate powers of the Company.

SECTION 2. QUALIFICATION AND NUMBER. The Board of Directors shall have the power to fix the number of directors and from time to time by proper resolution to increase or decrease the number thereof without a vote of the shareholders.

SECTION 3. ELECTION AND TERM. Except as provided in the Company's Restated Articles of Incorporation as amended, the shareholders shall at each annual meeting elect directors each of whom shall serve until the annual meeting of shareholders next following his election and until his successor is elected and shall qualify.

SECTION 4. VACANCIES. Vacancies on the Board of Directors, including vacancies from any increase in the number of directors, shall be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders who may make such election at the next annual meeting of the shareholders or at any special meeting to be called for that purpose and held prior thereto.

SECTION 5. NOMINATION OF DIRECTORS. Candidates for election to the Board of Directors at an annual meeting of the shareholders shall be nominated at a regular or special meeting of the Board. Candidates for such election also may be nominated by any shareholder entitled to vote at the meeting in accordance with Article II-Section 6. If any nominee chosen by the Board shall be unwilling or unable to serve as a director if elected, a substitute nominee shall be designated by the Board, and announcement of such designation shall be made at the meeting of the shareholders prior to the voting upon election of directors.

SECTION 6. ORGANIZATION MEETING OF BOARD OF DIRECTORS. The Board of Directors shall without notice meet each year upon adjournment of the annual meeting of the shareholders at the principal office of the Company, or at such other time or place as shall be designated in a notice given to all nominees for director, for the purposes of organization, fixing of times and places for regular meetings of the Board for the ensuing year, election of officers and consideration of any other business that may properly be brought before the meeting.

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SECTION 7. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as shall be fixed at the organization meeting of the Board or as may be otherwise determined by the Board.

SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary and shall be called by the Secretary at the written request of any two directors.

SECTION 9. NOTICE OF REGULAR AND SPECIAL MEETINGS. No notice of a regular meeting of the Board of Directors shall be necessary if the meeting is held at the time and place fixed by the Board at its organization meeting or at the immediately preceding Board meeting. Notice of any regular meeting to be held at another time or place and of all special meetings of the Board, setting forth the time and place of the meeting, and in the case of a special meeting the purpose or purposes thereof, shall be given by letter or other writing deposited in the United States mail not later than during the third day immediately preceding the day for such meeting, or by telephone, telex, facsimile or other oral, written or electronic means, received not later than during the day immediately preceding the day for such meeting or such shorter period as the person or persons calling such meeting may deem necessary or appropriate under the circumstances

SECTION 10. QUORUM. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of the majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. If at any meeting a quorum shall not be present, the meeting may adjourn from time to time until a quorum shall be present.

SECTION 11. WRITTEN CONSENT. Any action which may be taken at a meeting of the Board of Directors or at a meeting of the executive or other committee as hereinafter provided may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all the directors or the members of the committee, as the case may be, and shall be filed with the Secretary of the Company.

SECTION 12. PARTICIPATION BY CONFERENCE TELEPHONE. One or more directors may participate in a meeting of the Board of Directors or of a committee of the Board as hereinafter provided for by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

SECTION 13. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution adopted by a majority of the whole Board, constitute, abolish or reconstitute an Executive Committee of the Board as the Board may determine, and shall include the Chief Executive Officer, if any, or the President. The other members of the Executive Committee shall be appointed and may be removed by the Board. The Chief Executive Officer, if any, or the President shall act as Chairman of such Committee, and in his absence, the Committee shall select one of its members to act as Chairman. The Chairman of the Committee shall have power to vote on all

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questions. The members of the Committee shall hold office until the first meeting of the Board of Directors after the next succeeding annual meeting of the shareholders and until their successors are appointed.

The Board of Directors shall fill any vacancy in the Executive Committee, and it shall be its duty to keep the membership of such Committee full.

The Executive Committee shall keep proper minutes and records of its proceedings, and all actions of the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such actions, and when the Board is not in session the Executive Committee shall have all powers and rights of the Board unless limited by a resolution of the Board.

All questions shall be decided by the vote of the majority of the members of such Committee present.

SECTION 14. OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors.

SECTION 15. COMPENSATION OF OFFICERS AND ASSISTANT OFFICERS. Unless otherwise determined by resolution adopted by the majority of the entire Board of Directors, the Chief Executive Officer of the Company or such officer as he may designate shall have the authority to determine, fix and change the compensation of all officers and assistant officers of the Company except those which are executive officers (as defined under the Securities Exchange Act of 1934).

                              ARTICLE IV - OFFICERS

SECTION 1. NUMBER AND ELECTION. The Board of Directors shall elect a Chairman of the Board, a President, a Secretary and a Treasurer, and may elect such other officers and assistant officers as the Board may deem appropriate.

SECTION 2. TERM OF OFFICE. The term of office for all officers shall be until the organization meeting of the Board of Directors following the next annual meeting of shareholders or until their respective successors are elected and shall qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of the majority of the members of the Board then in office. A vacancy in any office arising from any cause may be filled for the unexpired term by the Board.

SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors at which he is present. He may be a member of any of the committees of the Board.

SECTION 4. CHIEF EXECUTIVE OFFICER. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general control and direction of the business of the Corporation. If no person is elected to the office of the Chief Executive Officer, the President shall be the Chief Executive Officer. In addition, he shall be a member of the Executive Committee and may be a member of the other committees of the Board. In the absence of the Chairman, he shall have the powers of the Chairman of the Board.

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SECTION 5. PRESIDENT. The President shall have such powers and perform such duties as the Board of Directors may specify. In the absence of a Chief Executive Officer, the President shall be the Chief Executive Officer and shall have general supervision over the business and affairs of the Company and be a member of the Executive Committee and may be a member of the other committees of the Board.

SECTION 6. SECRETARY. The Secretary shall attend meetings of the shareholders, the Board of Directors and the Executive Committee, shall keep minutes thereof in suitable books, and shall send out all notices of meetings as required by law or by these Bylaws. He shall, in general, perform all duties incident to the office of the Secretary and perform such other duties as may be assigned to him by the Board, the Chief Executive Officer.

SECTION 7. TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and deposit all sums in the name of the Company in banks, trust companies or other depositories; he shall receive and give receipts for money due and payable to the Company from any source whatsoever, and in general shall perform all the duties incident to the office of the Treasurer and such other duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or by any officer to whom the Chief Executive Officer has directed him to report.

SECTION 8. OTHER OFFICERS. The powers and duties of other officers shall be such as may, from time to time, be prescribed by the Board of Directors or the Chief Executive Officer.

SECTION 9. DELEGATION OF DUTIES OF OFFICERS. In case of the absence of any officer of the Company or for any other reason that the Board of Directors may deem sufficient, the Board, or in the absence of action by the Board, the Chief Executive Officer, or in his absence, the Chairman of the Board, may delegate for the time being the powers and duties of any officer to any other officer or to any director.

                  ARTICLE V - EXECUTION OF WRITTEN INSTRUMENTS

The Board of Directors shall, from time to time, designate the officers, employees or agents of the Company who shall have power in its name to sign and endorse checks and other negotiable instruments, and to borrow money for the Company and in its name to make notes or other evidence of indebtedness. Any officer so designated by the Board may further delegate his powers to the extent provided in any resolution of the Board. Unless otherwise authorized by the Board, all contracts, leases, deeds and deeds of trust, mortgages, powers of attorney to transfer stock and all other documents requiring the seal of the Company shall be executed for and on behalf of the Company by the Chairman of the Board, the President or any Vice President, and shall be attested by the Secretary or an Assistant Secretary.

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            ARTICLE VI - CERTIFICATES OF STOCK AND TRANSFERS OF STOCK

SECTION 1. FORM OF SHARE CERTIFICATES AND TRANSFER. Share certificates representing the capital stock of the Company shall be in such form as the Board of Directors may from time to time determine. Each certificate shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or one of the Vice Presidents or other officer designated by the Board and shall be countersigned by the Treasurer or an Assistant Treasurer and sealed with the seal of the Company. If such certificates of stock are signed or countersigned by a corporate transfer agent and a corporate registrar of the Company, such signature of the Chairman of the Board, the President or other officer, and the countersignature of the Treasurer or Assistant Treasurer, and such seal, or any of them, may be a facsimile, engraved or printed.

SECTION 2. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint an incorporated bank or trust company to act as transfer agent for the Company's capital stock with such duties and powers as may be prescribed by the Board in the resolutions appointing them; and an incorporated bank or trust company to act as registrars of the Company's capital stock. A share certificate of the Company shall not be valid or binding unless countersigned by a transfer agent and registered before issue by a registrar.

SECTION 3. REGISTERED SHAREHOLDERS. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Pennsylvania.

SECTION 4. LOST CERTIFICATE. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall, if the directors so require, give the Company a bond of indemnity, inform and with one or more sureties satisfactory to the Board, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

SECTION 5. DETERMINATION OF SHAREHOLDERS ENTITLED TO DIVIDENDS, DISTRIBUTIONS OR RIGHTS. The Board of Directors may fix a time not more than fifty days prior to the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect as a record date for the determination of the shareholders entitled to receive payment of any such dividend or distribution or to receive any such allotment or rights or to exercise the rights in respect to any such change, conversion or exchange of shares.

                 ARTICLE VII - LIMITATION OF DIRECTOR LIABILITY

To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. This Article shall not apply to any action filed prior to January 27, 1987, nor to any breach of performance of duty

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or any failure of performance of duty by any director occurring prior to January
27, 1987. The provisions of this Article shall be deemed to be a contract with each director of the Company who serves as such at any time while such provisions are in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Article. This Article shall not be amended, altered or repealed without the affirmative vote of the holders of at least 80% of the voting power (without consideration of the rights of any class of stock to elect directors by a separate class) of the then outstanding shares of Capital stock of the Company entitled to vote in an annual election of directors, voting together and not as separate classes, unless such amendment, alteration or repeal is first recommended and approved by a majority of the entire Board of Directors in which case only a majority shareholder vote shall be required. Such affirmative vote shall be required notwithstanding the fact that no vote is required, or that a lesser percentage may be specified, bylaw or in any agreement with any national securities exchange or otherwise. Any amendment to, alternation, or repeal or adoption of this Article which has the effect of increasing director liability shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a director prior thereto.

                         ARTICLE VIII - INDEMNIFICATION

SECTION 1. Entitlement to Indemnification. The Corporation shall, to the extent that a determination of entitlement is made pursuant to, or to the extent that entitlement to indemnification is otherwise accorded by, this Article, indemnify every person who was or is a director, officer or employee of the Corporation (hereinafter referred to as the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any investigation, claim, action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the Indemnitee is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such investigation, claim, action, suit or proceeding hereinafter being referred to as a "Proceeding"), against any expenses and any liability actually and in good faith paid or incurred by such person in connection with such Proceeding; provided, that indemnification may be made with respect to a Proceeding brought by an Indemnitee against the Corporation only as provided in the last sentence of this Section 6.1. As used in this Article, the term "expenses" shall include fees and expenses of counsel and all other expenses (except any liability) and the term "liability" shall include amounts of judgments, fines or penalties and amounts paid in settlement. Indemnification may be made under this Article for expenses incurred in connection with any Proceeding brought by an Indemnitee against the Corporation only if (1) the Proceeding is a claim for indemnification under this Article or otherwise, (2) the Indemnitee is successful in whole or in part in the Proceeding for which expenses are claimed, or (3) the indemnification for expenses is included in a settlement of, or is awarded by a court in, a Proceeding to which the Corporation is a party.

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Section 2. Advancement of Expenses. All expenses incurred in good faith by or on behalf of the Indemnitee with respect to any Proceeding shall, upon written request submitted to the Secretary of the Corporation, be advanced to the Indemnitee by the Corporation prior to final disposition of such Proceeding, subject to any obligation which may be imposed by law or by provision in the Articles, bylaws, an agreement or otherwise to repay the Corporation in certain events.

Section 3. Indemnification Procedure.

 (a) To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such supporting documentation as is reasonably available to the Indemnitee and reasonably necessary to the making of a determination of whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Corporation shall promptly thereupon advise the General Counsel in writing of such request.

 (b) The Indemnitee's entitlement to indemnification shall be determined by a Referee (selected as hereinafter provided) in a written opinion. The Referee shall find the Indemnitee entitled to indemnification unless the Referee finds that the Indemnitee's conduct was such that, if so found by a court, indemnification would be prohibited by Pennsylvania law.

 (c) "Referee" means an attorney with substantial expertise in corporate law who neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or the Indemnitee, or an affiliate of either of them, in any matter material to either such party, except to act as a Referee in similar proceedings, or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Article. The Corporation's General Counsel, if Disinterested (as hereinafter defined), or if not, the Corporation's senior officer who is Disinterested, shall propose a Referee. The Secretary of the Corporation shall notify the Indemnitee of the name of the Referee proposed, whose appointment shall become final unless the Indemnitee, within 10 days of such notice, reasonably objects to such Referee as not being qualified, independent or unbiased. If the Corporation and the Indemnitee cannot agree on the selection of a Referee, or if the Corporation fails to propose a Referee, within 45 days of the submission of a written request for indemnification, the Referee shall be selected by the American Arbitration Association. The General Counsel or a senior officer shall be deemed Disinterested if not a party to the Proceeding and not alleged in the pleadings as to the Proceeding to have participated in the action, or participated in the failure to act, which is the basis for the relief sought in the Proceeding.

 (d) Notwithstanding any other provision of this Article, to the extent that there has been a determination by a court as to the conduct of an Indemnitee such that indemnification would not be prohibited by Pennsylvania law, or if an Indemnitee would be entitled by Pennsylvania law to indemnification, the Indemnitee shall be entitled to indemnification hereunder.

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 (e) A determination under this Section 3 shall be conclusive and binding on the
Company but not on the Indemnitee.

Section 4. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation of a portion, but not all, of the expenses or liability resulting from a Proceeding, the Corporation shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

Section 5. Insurance. The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against expenses and liability asserted or incurred by any Indemnitee in connection with any Proceeding, whether or not the Corporation would have the power to indemnify such person against such expense or liability by law, under an agreement or under this Article. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification.

Section 6. Agreements. The Corporation may enter into agreements with any director, officer or employee of the Corporation, which agreements may grant rights to the Indemnitee or create obligations of the Corporation in furtherance of, different from, or in addition to, but not in limitation of, those provided in this Article, without shareholder approval of any such agreement. Without limitation of the foregoing, the Corporation may obligate itself (1) to maintain insurance on behalf of the Indemnitee against certain expenses and liabilities and (2) to contribute to expenses and liabilities incurred by the Indemnitee in accordance with the application of relevant equitable considerations to the relative benefits to, and the relative fault of, the Corporation.

Section 7. Miscellaneous. The entitlement to indemnification and advancement of expenses provided for in this Article (1) shall be a contract right, (2) shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled under any Article, bylaw, agreement, vote of shareholders or directors or otherwise, (3) shall continue as to a person who has ceased to be a director, officer or employee and (4) shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnification or advancement of expenses under this Article.

Section 8. Construction. If any provision of this Article shall be held to be invalid, illegal or unenforceable for any reason (1) such provision shall be invalid, illegal or unenforceable only to the extent of such prohibition and the validity, legality and enforceability of the remaining provisions of this Article shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the remaining provisions of this Article shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 9. Effectiveness. This Article shall apply to every Proceeding other than a Proceeding filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law does not permit its application to any breach of performance of duty or any failure of performance of duty by an Indemnitee occurring prior to January 27, 1987.

Section 10. Amendment. This Article may be amended or repealed at any time in the future by vote of the directors without shareholder approval; provided, that any amendment or repeal, or adoption of any Article of the Restated Articles or any other bylaw of the Corporation, which has the effect of limiting the rights granted to directors under this Article, shall require the affirmative vote of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote in an annual election of directors, voting together as a single class. Any amendment or repeal, or such Article or other bylaw, limiting the rights granted under this Article shall operate prospectively only, and shall not limit in any way the indemnification provided for herein with respect to any action taken, or failure to act, by an Indemnitee prior thereto.

 ARTICLE X - NON-APPLICABILITY OF PROVISIONS OF PENNSYLVANIA ACT NO. 36 OF 1990

The following provisions of Pennsylvania Act No. 36 of 1990 shall not be applicable to the Company:

 A. Subchapter G of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes.

 B. Subchapter H of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes.


     ARTICLE XI - BYLAWS SUBJECT TO PROVISIONS OF ARTICLES OF INCORPORATION

In case of any conflict between the provisions of these Bylaws and the Company's Restated Articles of Incorporation as amended from time to time, the provisions of the Articles of Incorporation shall control, and with respect to any provisions required to be set forth in the Bylaws, the applicable provisions of the Articles of Incorporation are and shall be incorporated herein by reference and shall be deemed a part of these Bylaws.


                            ARTICLE XII - AMENDMENTS

 Except as otherwise provided in Articles VII and VIII, these Bylaws may be altered, amended, added to or repealed by the Board of Directors at any meeting of the Board duly convened with or without notice of that purpose, subject to the power of the shareholders to change such action.